UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 21, 2020
Date of Report (Date of earliest event reported)

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.
Fourth Amendment to Credit Agreement
On April 21, 2020, Everi Payments Inc. (“Everi Payments”), a wholly owned subsidiary of Everi Holdings Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing Credit Agreement, dated May 9, 2017, as amended (collectively, the “Existing Credit Agreement”), among Everi Payments, as borrower, the Company, as a guarantor, the lenders party thereto and Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender, letter of credit issuer, sole lead arranger and sole bookrunner.
The Amendment, among other things: (i) permits the incurrence of incremental equivalent debt subject to a 4.50:1.00 Consolidated Secured Leverage Ratio for calculation periods prior to December 31, 2021; and (ii) amends the consolidated secured leverage ratio covenant, including to remove the maximum consolidated secured leverage ratio for the quarters ending June 30, 2020, September 30, 2020 and December 31, 2020 and to change the computation methodology of the consolidated leverage ratio for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.
A copy of the Amendment is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.
New Term Loan Facility
On April 21, 2020 (the “Closing Date”), the Company entered into a Credit Agreement, dated as of April 21, 2020, among Everi Payments, as borrower, the Company, the lenders party thereto and Jefferies Finance LLC, as administrative agent and collateral agent, (the “New Credit Agreement”). The New Credit Agreement provides for a $125 million senior secured term loan (the “New Term Loan”), which is secured on a pari passu basis with the loans under the Existing Credit Agreement. The entire amount of the New Term Loan was borrowed on April 21, 2020.
The New Term Loan matures May 9, 2024. The interest rate per annum applicable to the New Term Loan will be, at Everi Payments’ option, the Eurodollar rate plus 10.50% or the base rate plus 9.50%.
Voluntary prepayments of the New Term Loan prior to the two-year anniversary of the Closing Date will be subject to a make-whole premium, and voluntary prepayments for the 6 month period thereafter will be subject to a prepayment premium of 1.00% of the principal amount repaid.
The obligations under the New Credit Agreement are secured, on a pari passu basis with the loans under the Existing Credit Agreement, by substantially all of the present and after acquired assets of each of Everi Payments, the Company and the subsidiary guarantors party thereto.
The New Credit Agreement contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, sell assets or consolidate or merge with or into other companies, pay dividends or repurchase or redeem capital stock, make certain investments, issue capital stock of subsidiaries, incur liens, prepay, redeem or repurchase subordinated debt, and enter into certain types of transactions with its affiliates. The New Credit Agreement also requires the Company, together with its subsidiaries, to comply with a maximum consolidated secured leverage ratio, except that no such requirement shall apply for the quarters ending June 30, 2020, September 30, 2020 and December 31, 2020.
A copy of the New Credit Agreement is attached as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under “Item 1.01—Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On April 21, 2020, the Company issued a press release announcing the Amendment and the New Term Loan as described above in Item 1.01 and Item 2.03. The press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference. The information in this Item 7.01, including 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.
Item 8.01. Other Events.
The Company is supplementing its risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (“Annual Report”). The following risk factor should be read in conjunction with the other risk factors disclosed in the Annual Report.
The global COVID-19 pandemic is having a significant adverse impact and in the future could have a material adverse impact on our operations and financial performance, as well as on the operations and financial performance of many of the customers and suppliers in the gaming industry that we serve. We are unable to predict the extent to which the pandemic and related impacts will continue to adversely impact our business operations, financial performance, results of operations, financial position and the achievement of our business objectives.
The COVID-19 pandemic has negatively impacted the global economy, with particular impact to the gaming industry, disrupted global supply chains, lowered equity market valuations, created significant volatility and disruption in the financial markets, and increased unemployment levels. In addition, the pandemic has resulted in temporary closures of many businesses, including those of our casino customers, and resulted in the institution of social distancing and sheltering in place requirements in many states and communities. Consequently, demand for our products and services may continue to be significantly impacted, which could adversely affect our revenue and profitability. Furthermore, the pandemic could impair our ability to maintain sufficient liquidity, particularly if casinos and other gaming businesses remain closed or, when they reopen, social distancing and other COVID-19-protective measures prevent them from opening at full capacity, the impact on the global economy worsens and impacts the disposable income available to our casino customers’ patrons, or customers delay in making payments to us under existing obligations. Similarly, because of changing economic and market conditions affecting the gaming industry, our ability to achieve our business objectives may be impacted. Our business operations may also be disrupted if significant portions of our workforce are unable to work effectively, including because of illness, quarantines, government actions, or other restrictions imposed in connection with the pandemic. In response to the pandemic, we have furloughed more than half of our employees, reduced employee salaries, borrowed funds under existing and new credit facilities, and may seek additional funding, to the extent available, under new federal programs such as the CARES Act. In addition, we have suspended share repurchases, as required under our existing and new credit facilities, and may take other capital actions in response to the COVID-19 pandemic. The extent to which the COVID-19 pandemic impacts our business, results of operations, and financial condition, as well as our capital and liquidity ratios, will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and actions taken by governmental authorities and other third parties in response to the pandemic.
The COVID-19 pandemic may also exacerbate the risks disclosed in our Annual Report, including, but not limited to: our ability to comply with the terms of our indebtedness, our ability to generate revenues, earn profits and maintain adequate liquidity, our ability to service existing and attract new customers, maintain our overall competitiveness in the market, the potential for significant fluctuations in demand for our services, overall trends in the gaming industry impacting our business, as well as potential volatility in our stock price.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

10.1
Fourth Amendment to Credit Agreement, dated April 21, 2020, among Everi Payments Inc., as borrower, Everi Holdings Inc., as parent, the subsidiary guarantors party thereto, the lenders party thereto, and Jefferies Finance LLC, as administrative agent.

10.2
Term Loan Credit Agreement, dated April 21, 2020, among Everi Payments Inc., as borrower, Everi Holdings Inc., as parent, the lenders party thereto, and Jefferies Finance LLC, as administrative agent and collateral agent.

99.1	Press release dated April 21, 2020.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: April 21, 2020	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer